Exhibit 10.2

SUBSCRIPTION AGREEMENT

Eyenovia, Inc.

295 Madison Avenue, Suite 2400

New York, NY 10017

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and among Eyenovia, Inc., a Delaware corporation (the “Company”), Avenue Venture Opportunities Fund, L.P. (“Avenue”) and Avenue Venture Opportunities Fund II, L.P. (“Avenue 2,” and together with Avenue, each an “Investor” and collectively, the “Investors”).

This Subscription Agreement is entered into in connection with that certain First Amendment to Supplement to Loan and Security Agreement by and among the Company, Avenue Capital Management II, L.P. (the “Agent”) and the Investors, dated as of even date herewith (the “Amendment”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investors and the Company acknowledges and agrees as follows:

1.              Subscription. Investors hereby irrevocably subscribe for the number of shares of common stock, par value $0.0001 per share, of the Company set forth on the signature page of this Subscription Agreement (the “Shares”) on the terms and subject to the conditions provided for herein.

2.              Closing. The closing of the issuance of the Shares (the “Closing”) shall occur substantially concurrently with and conditioned upon the execution of the Amendment (the “Closing Date”). On the Closing Date, the Company shall issue the number of Shares to Investors set forth on the signature page to this Subscription Agreement, and shall subsequently cause such Shares to be registered in book entry form in the name of Investor on the Company’s share register. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

3.              Closing Conditions.

(a)            The obligation of the parties hereto to consummate the issuance of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)             the execution of the Amendment; and

(ii)            no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(b)            The obligation of the Company to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of Investors contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Investors of each of the representations and warranties of Investor contained in this Subscription Agreement as of the Closing Date.

(c)            The obligation of Investors to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date.

4.              Registration Rights. Following the Closing, the Company and Investors shall promptly (and in any event within 30 calendar days) enter into a registration rights agreement, pursuant to which the Company will provide the Investors demand registration rights and piggyback registration rights on terms satisfactory to the Investors, including, without limitation, that the Company will bear all expenses related to such registration and will agree to use best efforts to register the Shares as described therein.

5.              Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

6.              Company Representations and Warranties. The Company represents and warrants to Investors that:

(a)            The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)            As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to Investors in accordance with the terms of this Subscription Agreement and the Amendment, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

(c)            This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Investors, this Subscription Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)            The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

7.              Investor Representations and Warranties. Each Investor represents and warrants to the Company that:

(a)            Such Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). Such Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(b)            Such Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Such Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by such Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of the states of the United States and other jurisdictions, and that any certificates representing the Shares shall contain a restrictive legend to such effect. Such Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, such Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Such Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least six months from the Closing Date. Such Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c)            Such Investor acknowledges that there have been no representations, warranties, covenants and agreements made to such Investor by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 6 of this Subscription Agreement.

(d)            Such Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e)            Such Investor acknowledges and agrees that such Investor has received such information as such Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company and its subsidiaries. Without limiting the generality of the foregoing, such Investor acknowledges that it has reviewed the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Such Investor acknowledges and agrees that such Investor and such Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f)             Such Investor became aware of this offering of the Shares solely by means of direct contact between such Investor and the Company or a representative of the Company, and the Shares were offered to Investor solely by direct contact between such Investor and the Company or a representative of the Company. Such Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Such Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 6 of this Subscription Agreement, in making its investment or decision to invest in the Company.

(g)            Such Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and such Investor has sought such accounting, legal and tax advice as such Investor has considered necessary to make an informed investment decision. Such Investor is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

(h)            Alone, or together with any professional advisor(s), such Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for such Investor and that such Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Investor’s investment in the Company. Such Investor acknowledges specifically that a possibility of total loss exists.

(i)             In making its decision to purchase the Shares, such Investor has relied solely upon independent investigation made by such Investor.

(j)             Such Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k)            Such Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l)             The execution, delivery and performance by such Investor of this Subscription Agreement are within the powers of such Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which such Investor is a party or by which such Investor is bound, and will not violate any provisions of such Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m)           Such Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). Such Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Investor is permitted to do so under applicable law. If such Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, such Investor maintains policies and procedures reasonably designed to ensure that the funds held by such Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n)            In connection with the issue and purchase of the Shares, no person, firm or corporation has acted as such Investor’s financial advisor or fiduciary.

8.              Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing (and if the failure to so satisfy such condition is capable of being cured prior to the Closing, such failure shall not have been cured by the thirtieth calendar day following receipt of written notice from the party claiming such condition has not been satisfied) or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by Investors to the Company in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to Investors, which obligation to return such monies and remedies for losses, liabilities and damages arising from willful breach shall survive termination of this Subscription Agreement.

9.              Miscellaneous.

(a)            Neither this Subscription Agreement nor any rights that may accrue to Investors hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned.

(b)            Investors acknowledge that the Company may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company.

(c)            Investors acknowledge that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 7 above are no longer accurate. Each Investor acknowledges and agrees that each purchase by such Investor of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such Investor as of the time of such purchase.

(d)            The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)             This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)            This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(h)            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)             If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)             This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)             This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(m)           Any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 9(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. A final judgment in any action, suit or proceeding described in this Section 9(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor named below has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.	Delaware

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory
Date:	November 22, 2024

Name in which Shares are to be registered
(if different):

Investor’s EIN: [***]

Business Address-Street: 11 West 42nd Street, 9th Floor
City, State, Zip: New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Telephone No.: [***]
Email: [***]

For notices, with copy For notices, with copy to (which shall not constitute notice):

Manatt, Phelps & Phillips, LLP
12730 High Bluff Dr., Suite 300
San Diego, CA 92130
Attn: Troy Zander
Email: [***]

Number of Shares: 760,693

Signature Page to Subscription Agreement

IN WITNESS WHEREOF, the Investor named below has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.	Delaware

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory
Date:	November 22, 2024

Name in which Shares are to be registered
(if different):

Investor’s EIN: [***]

Business Address-Street: 11 West 42nd Street, 9th Floor
City, State, Zip: New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Telephone No.: [***]
Email: [***]

For notices, with copy to (which shall not constitute notice):

Manatt, Phelps & Phillips, LLP
12730 High Bluff Dr., Suite 300
San Diego, CA 92130
Attn: Troy Zander
Email: [***]

Number of Shares: 1,141,040

Signature Page to Subscription Agreement

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.

EYENOVIA, INC.

By:	/s/ Michael Rowe
Name: Michal Rowe
Title: Chief Executive Officer

Date: November 22, 2024

Signature Page to Subscription Agreement